July 19, 2002                          EQUIVA TRADING COMPANY


Berry Petroleum Company
5201 Truxtun Ave., Suite 300
Bakersfield, CA 93309-0640

Attention:     Mr. Ron Cross            Equiva Purchase Contract
               Mr. Michael Duginski       No.: BEP10132LP
                                        Contract Dated: 8/01/02

Gentlemen:

           THIS AGREEMENT is made and entered into by and between EQUIVA TRADING COMPANY, a Delaware General Partnership ("Buyer"), and BERRY PETROLEUM COMPANY, a Delaware Corporation, ("Seller") acting for itself and in its capacity as the Operator of the attached listed properties for the benefit of itself, and sets forth the terms, conditions and provisions under which Seller will sell and deliver and Buyer will purchase and receive certain crude oil.

           The crude oil that is sold and purchased under this Agreement is that crude oil produced from the field wells located within the area of the leases listed, which area consists of lands covered by the oil and gas leases and/or other properties that are specifically described on the Schedule of Covered Producing Properties that is attached to this Agreement as Exhibit B, all of which lands are located in California, to the full extent, but only to the extent that Seller owns such crude oil production or otherwise controls the right to market and sell such crude oil production. Seller shall sell and deliver and Buyer shall purchase and receive all such crude oil during the delivery term provided for in this Agreement, all in accordance with and subject to all of the terms, conditions and provisions of this Agreement. However, nothing in this Agreement shall obligate Seller to produce any particular volume of crude oil or to produce any crude oil at all from any of the lands listed.

          In addition to the foregoing, the terms, conditions and provisions of this Agreement consist of and include the Special Provisions attached to this Agreement as Exhibit A and the TTTI General Provisions (December 1990), as modified by Buyer and Seller and attached to this Agreement as Exhibit C. Each of Exhibit A, Exhibit B, and Exhibit C are incorporated into and made a part of this Agreement. In the event of any inconsistencies between Exhibit A and Exhibit C, the terms, conditions and provisions of Exhibit A (Special Provisions) shall prevail.

           IN  WITNESS WHEREOF, Buyer and Seller have caused this
Agreement to be executed in duplicate on the date set forth opposite their respective signatures.

     Please return one fully executed original of this Agreement to the attention of Contract Administrator.

                      Very truly yours,

BERRY PETROLEUM COMPANY         EQUIVA TRADING COMPANY


By: s/s Michael Duginski     By: s/s Jimmy French
     Michael Duginski             Jimmy French
     Vice President               Manager, Crude Oil Acquisitions
     U.S. West Coast
     Corporate Development

Date: 30/July/02             By: s/s Mike Purdy
                                  Mike Purdy
                                  Manager Lease Crude Oil
                                  Acquisitions

                             Date: 7/30/02

                         EXHIBIT 10.9               Page 1 of 5

BEP10132LP                         7/19/2002
Dated:   8/01/02

EXHIBIT A

Berry Petroleum Company, Inc
Contact:  Ron Cross                  Equiva Contact:  Mike Purdy
Phone:    661-616-3821               Phone:    661-328-2311

Berry Petroleum Company, Inc Sale and Delivery to Equiva:


Amends       Supercedes Contract BEP1011LP Midway Sunset
             Supercedes Contract BEP1010LP Placerita
             Supercedes Contract BEP1005CP Montalvo

Quality      Midway Sunset merchantable oil (approximately
              13 gravity).
             Placerita merchantable oil (approximately 13
              gravity ).
             Montalvo merchantable oil (approximately
              27gravity).

Quantity     Approximately 15,000b/d of oil from Midway
              Sunset, Placerita, & Montalvo fields as described in Exhibit B.

Delivery     From lease tankage into Equiva Trading Company
point nominated pipeline, transfer line, or truck crude carrier. Measurement shall be by appropriate ASTM designated custody transfer method.

Term         This contract shall be in effect August 1,
              2002. The new contract pricing set forth below for all of the volume shall begin on the first day of the first month the additional Formax volume can be added to the contract volume. Until such time as 100% of the Formax crude is nominated to Equiva, the pricing terms defined in contracts BEP1011LP, BEP1010LP and BEP1005CP shall remain in effect. This contract shall continue until December 31, 2005 and month to month thereafter until the first of the month following either company's sixty (60) day advanced written notice of termination. The payment due date shall be on or before the 20th day of the month following the delivery month.

Pricing        All heavy barrels from Midway Sunset &
Midway Sunset  Placerita shall be priced monthly at the higher of
& Placerita    1) the Monthly Calendar average NYMEX LESS [*] OR 2)
               the average of Chevron, Union 76, Exxon/Mobil, and
               Equiva Trading Company's posting for Midway-Sunset
Pricing        crude PLUS a premium of [*] per barrel with either
Montalvo       price being gravity adjusted from 13 degrees.

               The Montalvo light barrels produced from the McGrath 4 Pool lease shall be priced at the monthly calendar average of postings by Union 76 and Equiva Trading Company for Ventura Avenue Crude, gravity adjusted from 28 degrees, PLUS a premium of [*] per barrel. Montalvo light barrels in excess of 100 BOPD monthly average shall incur a transportation charge of [*] per barrel.

                   [*] represents confidential material which
                   has been redacted.   A Confidential
                   Treatment Request, including the redacted material, has been filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

New Volumes    The approximate volume of the total purchase is
               15,000 b/d +/- as described in Exhibit B. Montalvo lease light oil is being added to this contract.
               Berry Petroleum shall have the right to add additional volumes of San Joaquin Valley heavy crude of similar type and quality as the crude being produced from Berry's Midway Sunset properties ("New
               Volume"). [*] In the event of New Volume there shall be no transportation charge for delivery from the Berry Central Facility and delivery from any other point may incur a transportation charge as the parties may mutually agree at the time any New
               Volume is added to this Contract to reflect added distance to the Shell pipeline compared to distance from the Berry Central Facility to the Shell pipeline.

                   [*] represents confidential material which
                   has been redacted.   A Confidential
                   Treatment Request, including the redacted material, has been filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Assignment     Should Berry Petroleum Company be acquired or
and            merged into another entity, this contract shall
Succession     remain in effect for the succeeding entity.  Should
               Equiva Trading Company be acquired or merged into another entity, this contract shall remain in effect for the succeeding party. Neither Party shall assign the Agreement or its rights hereunder without prior written consent of the other Party.

All Other      All other terms and conditions shall remain
Terms          the same.

       2                   EXHIBIT 10.9               Page 2 of 5


Equiva Purchase Contract No.: BEP10132LP
Dated:   8/01/02

EXHIBIT B

CUSTOMER NAME: Berry Petroleum Company, Inc
EQUIVA TRADING  COMPANY
ETCO CONTRACT NO.:
CONTRACT DATE:  9/01/02
                                                             APPROX.
LEASE                                                        LEASE August 2002
NUMBER  PROPERTY NAME    COUNTY       FIELD       TERMS      TOTAL DELIVERY     TRANSPORTATION METHOD
52485   Central          Kern         Midway SS   8/1/02-         7000           Equiva design. PPL
        Facility                                  12/31/05
01817   Formax           Kern         Midway SS   8/1/02-         3200           Equiva design. PPL
                                                  12/31/05
Various NMWSS            Kern         Midway SS   8/1/02 -         550           Equiva designated PPL
                                                  12/31/05
01733   Ethel D          Kern         Midway SS   8/1/02-          125           Equiva design. PPL
                                                  12/31/05
52312   Placerita        Los Angeles  Placerita   8/1/02-        3,000           Equiva design. trucks
                                                  12/31/05
52329   McGrath #4       Ventura      Montalvo    8/1/02-           50           Equiva design. trucks
                                                  12/31/05

                          EXHIBIT 10.9               Page 3 of 5



ATTACHMENT C   ETCO CONTRACT NO.: BEP10132LP CONTRACT DATE:
8/01/02


              TEXACO TRADING & TRANSPORTATION, INC.
                       GENERAL PROVISIONS

SPECIFIC TERMS: The specific terms of the Contracts between the Buyer and the Seller, including a description of the crude oil, condensate and/or natural gas liquids (`liquid hydrocarbons") subject thereto, quantity, price, shipment and payment terms, are set forth in specific Agreements between the Buyer and the Seller, which, together with the printed terms below, constitute integrated Contracts between the parties. In the event of any inconsistency between the printed terms below and such specific terms, the specific terms shall prevail.

WARRANTY/TAXES: The Seller warrants good title to all liquid hydrocarbons delivered pursuant to this Contract and warrants that such shall be free from all royalties, liens, encumbrances and all applicable foreign, Federal, State and local taxes that are imposed upon the production and/or removal of liquid hydrocarbons from the premises through the point of delivery. Seller further warrants that such liquid hydrocarbons have been produced, handled and transported to the point of delivery in accordance with all applicable laws, rules and regulations of all Federal, State and local authorities. Seller further warrants that all liquid hydrocarbons will be merchantable. Merchantable liquid hydrocarbons are defined as unrefined liquid hydrocarbons of the type set forth in the specific Agreements between the parties which are suitable for normal refinery processing, meet the specifications of delivering carriers and are free of foreign contaminants and chemicals including but not limited to chlorinated and oxygenated hydrocarbons. Buyer shall be liable for and shall remit to the proper government authorities any new or additional Federal, State, municipal or other regulatory body's taxes, inspection fees, transfer taxes or fees, occupation taxes or other like assessments or charges that may be applicable to liquid hydrocarbons after the point of delivery. If any tax imposed by 26 U.S.C. Sec. 4611 (the tax on petroleum under the Superfund Amendments and Reauthorization Act of 1986) shall be applicable after the point of delivery to a purchase, sale or exchange pursuant to this Contract, the Buyer shall be liable for payment and shall be responsible for remittance of such tax to the appropriate governmental authority.

TITLE AND RISK OF LOSS: Title to, possession of and risk of loss of liquid hydrocarbons shall pass to the Buyer as the liquid hydrocarbons pass from equipment or location owned or controlled by the Seller or owned or controlled by a Party designated to make delivery on behalf of the Seller, into equipment owned or controlled by the Buyer or owned or controlled by a Party designated to take delivery on behalf of the Buyer. Provided, however, that in cases of line transfers, title to, possession of and risk of loss of liquid hydrocarbons shall pass to Buyer as the liquid hydrocarbons are deemed transferred. Such shall be deemed transferred to Buyer upon completion of each in line transfer with quantity determined when available in accordance with the transfer statement or other receipt issued by the carrier or storage facility.

EQUAL  DELIVERIES:   For  purposes of determining  price,  liquid
hydrocarbons delivered during any given month hereunder shall be deemed to have been delivered in equal daily quantities during such month.

MEASUREMENTS AND TESTS: All measurement hereunder shall represent one hundred percent (100%) volume with such volume and gravity adjusted to sixty degrees (60) Fahrenheit temperature. Procedures for measuring and testing, except for deliveries through positive displacement-type delivery, shall be according to ASTM published methods then in effect. Procedures for such metered-type delivery shall be according to latest ASME-API published methods then in effect. The liquid hydrocarbons delivered hereunder shall be merchantable and acceptable to the carriers involved, and full deduction shall be made for all BS&W content according to the latest ASTM standard method then in effect. Should either Party hereto fail to have a representative present during such measuring and testing, the measurements and tests of the other Party will be accepted.

CONFIRMATION OF DELIVERY: Confirmation of delivery shall be based on run tickets evidencing such delivery or allocations statements issued by the carriers involved.

CONFIRMATION OF EXCHANGE BALANCES: If this Contract is for the exchange of liquid hydrocarbons and is in effect within sixty
(60) days after delivery thereunder is completed, each Party agrees to confirm in writing to the other Party the status in barrels of liquid hydrocarbons of mutual and reciprocal obligations to deliver liquid hydrocarbons.

DIVISION ORDERS: In the event either Party signs a division order in favor of the other Party pertaining to the object of this Contract, the terms of this Contract shall supersede the terms of such division order to the extent there may be a conflict between the two.

FINANCIAL RESPONSIBILITY: Should Buyer's credit or financial responsibility become unsatisfactory to Seller at any time while a Contract is in effect between the parties, cash payments or security satisfactory to Seller may be required by Seller before proceeding. In the event either Party (the "Non-Performing Party") shall (I) make an assignment or any general arrangement for the benefit of credits, (II) default in the payment or performance of any Contract between the parties, (III) file a petition or otherwise commence or authorize the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it, (IV) otherwise become bankrupt or insolvent (however evidenced), (V) be unable to pay its debts as they fall due, or (VI) fail to give adequate security for or assurance of its ability to perform its obligation under any Contract between the parties within 48 hours of a reasonable request therefor, then in any such event, the other Party (the "Performing Party") shall have the right to (I) withhold shipments or terminate any or all Contracts between the parties without notice, and/or (II) immediately liquidate any or all forward Contracts then outstanding between the parties by closing out each such forward Contract by buying from the Non-Performing Party the material purchased and sold thereunder and calculating market damages equal to the differences, if any, between the value specified in such Contract and the then prevailing market rates as reasonable determined by the Performing Party, setting off all market damages so determined and payable by each of the parties to the other, setting off all margin held by either Party to secure the obligations of the other Party, (including all payments due the other Party with respect to deliveries received from such other Party, which payments, prior to payment, shall be deemed to be held by each Party as margin to secure the other Party's obligations from time to

                         EXHIBIT 10.9               Page 3 of 5


time incurred),  whereupon  all  such
amounts shall be aggregated or netted to a single liquidated amount payable within one business day by the Party owing the greater such amount to the other. The exercise by either Party of any right reserved under this section shall be in addition to and not in limitation or exclusion of any other rights which such Party may have (whether by operation of law or otherwise) including any rights and remedies under the Uniform Commercial Code.

ASSIGNMENT: Neither Party shall assign this Contract without the prior written consent of the other.

TERMINATION AGREEMENT: The parties agree that any quantity of liquid hydrocarbons due and owing or to become due from one Party to the other pursuant to this Contract may be waived or otherwise settled by mutual agreement of the parties, in writing.

FORCE MAJEURE: Neither Party shall be liable to the other for failure or delay in making or accepting delivery hereunder to the extent that such failure or delay may be due to compliance with acts, orders, regulations or requests of any Federal, State or local civilian or military authority or any other persons purporting to act therefor; riots; strikes; labor difficulties; action of the elements; transportation difficulties; or any other cause reasonably beyond the control of such Party, whether Seller or not. For the purposes of this section, the term "Party" shall be defined to include Seller's supplier and Buyer's receiver. Seller shall not be obligated to make up any deliveries omitted as a result of any of the causes enumerated in this section except that Seller and Buyer are required to reconcile or balance zero value exchanges. In the event either Party is claiming (Telex or other electronic communication acceptable) with as much advance notice as is possible the underlying circumstances of the particular cause(s) of Force Majeure and the expected duration thereof and notwithstanding the provisions of this section, Buyer shall not be relieved of any obligation to make payments with regard to liquid hydrocarbons that have been delivered hereunder.

GOVERNING LAW AND JURISDICTION: This Contract shall be construed and governed by the laws of the State of California to the exclusion of any other legal system, and each Party expressly submits to the jurisdiction venue of the courts of the State of California or the federal courts in Colorado for the purposes of litigation.

NEW OR CHANGED REGULATIONS: Each of the parties hereto is entering this Contract in reliance on the laws, taxes, fees, duties, rules, regulations, decrees, agreements, concessions and arrangements with government or governmental instrumentalities (the "Regulations") in effect on the date of this Contract which directly or indirectly affect the oil sold and to be delivered hereunder insofar as these Regulations affect the Seller, the Seller's supplier, the Buyer or the receiver.

In the event that during the term of this Contract any of the Regulations or changed or new Regulations become effective and the effect of such new or changed Regulations is not covered by any other provision of this Contract and said change has a material adverse economic impact upon the parties named above, the Party affected or if the Seller's supplier, the Seller, or if the Buyer's receiver, the Buyer, in the exercise of good faith shall have the option to request renegotiations of the prices and/or other relevant terms of this Contract with respect to deliveries not yet made. In the event the Buyer or Seller is in good faith dissatisfied with the results of the renegotiation, either Party will have the right to cancel this Contract if notice of such cancellation is given in writing to the other Party within thirty (30) days of the effective date of (I) the change of the Regulations or (II) the new Regulations.

PAYMENT: Seller and Buyer shall use as a basis for payment for the liquid hydrocarbons delivered run tickets or any acceptable ASTM measurement method. Those tickets shall be delivered by the responsible party as soon as possible after the close of each calendar month during which deliveries are made but not later than five business days prior to payment due date. Payment shall be in immediately available US Dollars. Payments due on Saturday or bank holidays shall be made on the preceding business day, unless such holiday is a Monday in which case payment shall be made on the following business day; payments due on Sunday shall be made on the following business day. Past due accounts shall accrue interest at the published rate for commercial loans quoted by Morgan Guaranty Trust Company of New York.

RIGHTS OF SETOFF: In the event that either Party shall default in any payment or other performance under this or any other Contract existing by and between the parties hereto, or if any suit, claim, demand, action or cause of action shall be instituted involving any sums due under this or any other such Contract, then and in any of these events, the other Party, at its option, shall have the right to withhold any payments or any deliveries of liquid hydrocarbons due under this or any other such Contract, or offset and deduct from any payments of deliveries due under this or any other such Contract.

AUDIT: Each Party and its duly authorized representatives shall have access to the accounting records and other documents maintained by the other Party which relate to this Contract, and shall have the right to audit such records at any reasonable time or times within three years after termination of this Contract.

WAIVER:   No waiver by either Party of any breach of any  of  the
covenants or conditions herein contained to be performed by the other Party shall be construed as a waiver of any succeeding breach of the same or of any covenant or condition hereof.

TIMING:   References to calendar dates set forth in this Contract
and any amendments hereto, shall mean 7:00 A.M. of the dates indicated.

                         EXHIBIT 10.9               Page 5 of 5